                                                                    EXHIBIT 99.1











                           MICROCELL MANAGEMENT, INC.

                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Pinnacle Holdings Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations and of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Microcell Management, Inc. (the "Company") at December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     As discussed in Note 11 to the financial statements, on March 3, 2000 the Company sold its telecommunication tower portfolio to Pinnacle Towers Inc. for $80,000,000.


PricewaterhouseCoopers LLP

Tampa, Florida
July 10, 2000

                           MICROCELL MANAGEMENT, INC.

                                 BALANCE SHEET
                               DECEMBER 31, 1999

ASSETS
Current assets:
  Cash and cash equivalents.................................  $     1,643
  Receivables:
     Trade..................................................      124,349
     Other..................................................        1,005
  Prepaid expenses and other current assets.................       53,110
                                                              -----------
          Total current assets..............................      180,107
Property and equipment, net.................................   31,995,668
Long-term deferred tax asset................................    3,720,785
Other assets................................................      295,226
                                                              -----------
          Total assets......................................  $36,191,786
                                                              ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.....................  $ 1,715,432
  Deferred revenue..........................................      310,937
                                                              -----------
          Total current liabilities.........................    2,026,369
Note payable to related party...............................   29,672,764
Deferred lease liability....................................      117,030
                                                              -----------
          Total liabilities.................................   31,816,163
                                                              -----------
Commitments and contingencies (Note 10)
Shareholders' equity:
  Common stock; $0.01 par value, 100,000 shares authorized,
     issued and outstanding.................................        1,000
  Additional paid-in capital................................   10,000,000
  Shareholders' loan........................................       (1,000)
  Accumulated deficit.......................................   (5,624,377)
                                                              -----------
          Total shareholders' equity........................    4,375,623
                                                              -----------
          Total liabilities and shareholders' equity........  $36,191,786
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                           MICROCELL MANAGEMENT, INC.

                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

Revenues....................................................  $ 2,912,950
Direct operating expenses, excluding depreciation and
  amortization..............................................    1,165,937
                                                              -----------
          Gross margin, excluding depreciation and
          amortization......................................    1,747,013
                                                              -----------
Expenses:
  Selling, general, and administrative......................    3,097,576
  Depreciation and amortization.............................    1,225,383
                                                              -----------
          Total operating expenses..........................    4,322,959
                                                              -----------
Operating loss..............................................   (2,575,946)
Interest expense............................................    1,715,232
                                                              -----------
Loss before income taxes....................................   (4,291,178)
Benefit for income taxes....................................    3,720,785
                                                              -----------
          Net loss..........................................  $  (570,393)
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                           MICROCELL MANAGEMENT, INC.

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                ADDITIONAL
                                       COMMON   SHAREHOLDERS'     PAID-IN     ACCUMULATED
                                       STOCK        LOAN          CAPITAL       DEFICIT        TOTAL
                                       ------   -------------   -----------   -----------   -----------
Balance, December 31, 1998...........  $1,000      $(1,000)     $        --   $(5,053,984)  $(5,053,984)
  Net loss...........................     --            --               --      (570,393)     (570,393)
  Capital contribution...............     --            --       10,000,000            --    10,000,000
                                       ------      -------      -----------   -----------   -----------
Balance, December 31, 1999...........  $1,000      $(1,000)     $10,000,000   $(5,624,377)  $ 4,375,623
                                       ======      =======      ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                           MICROCELL MANAGEMENT, INC.

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss....................................................  $   (570,393)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................     1,225,383
  Deferred income taxes.....................................    (3,720,785)
  Changes in assets and liabilities:
     Receivables............................................      (116,363)
     Prepaid expenses and other current assets..............        37,124
     Other assets...........................................        (3,390)
     Accounts payable and accrued expenses..................    (2,434,955)
     Deferred revenue.......................................       161,209
     Deferred lease liability...............................        39,030
                                                              ------------
          Net cash used in operating activities.............    (5,383,140)
                                                              ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Construction/purchase of tower and related assets...........   (15,303,543)
Purchase of property and equipment..........................       (82,149)
                                                              ------------
          Net cash used in investing activities.............   (15,385,692)
                                                              ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable to related party.................    22,188,485
Repayment of amounts due to related party...................    (1,419,014)
                                                              ------------
          Net cash provided by financing activities.........    20,769,471
                                                              ------------
Net increase in cash and cash equivalents...................           639
Cash and cash equivalents at beginning of period............         1,004
                                                              ------------
Cash and cash equivalents at end of period..................  $      1,643
                                                              ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest (includes capitalized interest of $101,566)......  $  1,888,568
                                                              ============
SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES;
Conversion of debt outstanding under revolving credit
  facility to equity as discussed in Note 2.................  $ 10,000,000
                                                              ============

   The accompanying notes are an integral part of these financial statements.

                           MICROCELL MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

     The accompanying financial statements reflect the financial position, results of operations, and cash flows of Microcell Management, Inc. ("Microcell" or the "Company," a Delaware corporation), an 83.75 percent owned subsidiary of LCC International, Inc. ("LCC"). On February 12, 1996, (date of inception), Microcell Management, LLC ("Microcell LLC") was formed for the purpose of acquiring, building and constructing multi-tenant radio frequency communication towers and leasing space thereon to wireless communication carriers. On December 31, 1996, LCC, through its newly formed subsidiary, Microcell, acquired certain of the assets and liabilities of Microcell LLC. Microcell was incorporated on November 26, 1996. Assets acquired from Microcell LLC included the rights to certain tower contracts, which were valued at $392,201 at the time of purchase (see Note 8). Microcell currently owns and operates 169 towers and has 23 additional towers under construction or in the process of acquisition.

     Microcell operates in a highly competitive environment subject to rapid technological change and emergence of new technologies. The demand for rental space on Microcell's towers is dependent on the demand for wireless communications and demand for tower sites from wireless communication companies. The wireless communications industry, which includes paging, cellular, PCS, fixed microwave, SMR, ESMR, and other wireless services, has undergone significant growth in recent years and remains highly competitive. There are often service providers in a variety of technologies and two or more providers of the same service within a geographic market competing for subscribers. In order to meet increasing subscriber demand, wireless service providers must either construct their own tower network or lease space on existing, or new, communications sites.

2. RISKS AND UNCERTAINTIES

 Dependence on LCC

     The Company is currently in the start-up phase of its business strategy and therefore is not generating sufficient cash flow through operations to cover its operating expenses and debt service or to fund its tower development program. The Company expects to incur operating losses and generate negative cash flows during the next several years as it continues its tower development program. As of December 31, 1999, there is approximately $5.3 million of additional availability remaining under the Company's revolving line of credit with LCC (see Note 6). In April 1999, LCC converted $10.0 million of debt outstanding under the $35.0 million revolving credit facility (see Note 6) from debt to equity of the Company. As a result, the amount outstanding under the credit facility decreased to approximately $16.3 million as of the date of the conversion. In order to carry out its business plan, the Company will need additional sources of financing from LCC or other external sources. Consequently, until the Company has signed lease agreements for its rental towers and begins to receive substantial operating revenues, the Company's continued existence as a going concern will be dependent on continuing to receive funding from LCC (see Note 6 and 9) or other sources. LCC has represented that it is committed to provide the necessary level of financial support to the Company to enable it to pay its debts through December 31, 2000, and believes LCC has the financial resources to fulfill that commitment. The accompanying financial statements do not contain any adjustments that might result from this uncertainty.

     Based on the current projections of LCC management, LCC will also require outside sources of financing in order to conduct its current business strategy. As discussed in Note 6, LCC currently has in place a credit facility in the amount of $22.5 million, of which $2.5 million is considered available to LCC for one of its European businesses, up to $7.5 million is considered available to LCC for the Company, based on the attainment of certain financial requirements by LCC, and the remaining $12.5 million is available to LCC, contingent on the guarantee of such draws by the Chairman of LCC. In addition, in March 1999, LCC received representation from an affiliate of both LCC and the Chairman, that it would provide to LCC funds in an amount up to $12.5 million, subject to certain defined limitations, to the extent not available under the credit arrangement due to the Chairman not providing the required guarantee. LCC believes that these funding sources will be sufficient to cover its funding requirements in

                           MICROCELL MANAGEMENT, INC.

2000, including those of the Company. As of December 31, 1999, LCC has $4.5 million outstanding under the credit facility, with $18.0 million remaining available for draw. Outstanding letters of credit were $.8 million at December 31, 1999.

  Wireless Communications

     The Company derives all of its revenues from customers in the wireless communications industry. The amount of leasing activity in the wireless communications industry is dependent on a number of factors beyond Microcell's control, including demand for wireless services, the financial condition and access to capital of wireless providers, the strategy of wireless providers with respect to owning or leasing communications sites, government licensing of broadcast rights, changes in the telecommunications regulations, and general economic conditions. A slowdown in the growth of wireless communications in the United States would depress network expansion activities and reduce the demand for Microcell's tower sites. In addition, a downturn in a particular wireless segment as a result of technological competition or other factors beyond the control of Microcell could adversely affect the demand for rental towers. Finally, advances in technology could reduce the need for tower-based transmission and reception. The occurrence of any of these factors could have a material adverse effect on Microcell's financial condition and results of operations.

  Significant Tenants

     For the year ended December 31, 1999, the Company had three tenants who represented approximately 11%, 15% and 15% of the Company's revenues and whose leases will begin to expire in 2007, 2008, and 2004, respectively.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results may vary from estimates used.

  Cash Equivalents

     Cash equivalents include all highly liquid investments with an original maturity of three months or less.

  Property and Equipment

     Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful life of the assets. Rental towers are depreciated over a useful life of 25 years, and computer equipment, software, furniture and equipment are depreciated over a useful life of 3 years. Leasehold improvements are amortized over the lesser of the life of the lease or useful life of the asset. Construction in progress includes direct and indirect costs incurred during tower construction, including interest. Capitalization of interest and other indirect costs ceases when the asset is ready for its intended use. Depreciation is not recorded on construction in progress until the asset is ready for its intended use, at which time related amounts are reclassified as rental towers. Additions, renewals and improvements are capitalized, while maintenance and repairs are expensed. Upon the sale or retirement of an asset, the related cost and accumulated deprecation are removed and any gain or loss is recognized.

                           MICROCELL MANAGEMENT, INC.

  Impairment of Long-Lived Assets

     The Company follows the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

  Fair Value of Financial Instruments

     The Company adopted SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," which requires the disclosure of the fair value of financial instruments when fair value is estimable. The carrying amounts of cash and cash equivalents, receivables, accounts payable and accrued expenses approximate fair value due to the short-term maturities of such items. It is not practical to estimate the fair value of the amounts due to related party, including the note payable to related party, due to the related party nature of the liabilities.

  Revenue Recognition

     Revenues are recognized on a straight-line basis over the term of the related lease. Amounts billed or received prior to services being performed are deferred until such time as the revenue is earned.

  Income Taxes

     For the year ended December 31, 1999, the Company was a taxable entity and therefore accounts for income taxes in accordance with the requirements of SFAS No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

4. PREPAID EXPENSES AND OTHER CURRENT ASSETS

     At December 31, 1999, prepaid expenses and other current assets consisted of the following:

Prepaid land leases.........................................  $46,810
Other.......................................................    6,300
                                                              -------
                                                              $53,110
                                                              =======

                           MICROCELL MANAGEMENT, INC.

5. PROPERTY AND EQUIPMENT

     At December 31, 1999, property and equipment consisted of the following:

Rental towers...............................................  $32,461,078
Construction in progress....................................      793,017
Computer equipment..........................................      147,728
Purchased computer software.................................       76,095
Furniture and office equipment..............................      157,785
Leasehold improvements......................................       17,435
                                                              -----------
                                                               33,653,138
Less accumulated depreciation and amortization..............   (1,607,470)
Less allowance for site costs...............................      (50,000)
                                                              -----------
                                                              $31,995,668
                                                              ===========

6. NOTE PAYABLE TO RELATED PARTY

     On December 31, 1996, Microcell entered into a $35.0 million revolving credit facility (the "Facility") and note agreement with LCC. At December 31, 1999, $29.7 million had been drawn against the Facility. Interest under the Facility accrues at a rate per annum equal to the prime rate as published in The Wall Street Journal (8.50 percent at December 31, 1999). The Company incurred approximately $1,817,000 of interest on the Facility for the year ended December 31, 1999. Monthly payments are to be made based on the Company's cash collections, and any unpaid principal, together with any accrued and unpaid interest, is due upon termination of the Facility. The Facility terminates upon the earlier of (i) the dissolution and liquidation of Microcell, or (ii) 120 days after written notice of termination is provided by LCC to Microcell. It is the intention of LCC not to terminate the Facility prior to January 1, 2001. The Facility is secured by substantially all the assets of Microcell.

     In April 1999, LCC converted $10.0 million of debt outstanding under the $35.0 million revolving credit facility from debt to equity of the Company. As a result, the amount outstanding under the credit facility decreased to approximately $16.3 million as of the date of the conversion.

     In March 1999, LCC amended and restated its credit facility with the Chase Manhattan Bank ("Chase"). The payment and performance obligations of LCC under its credit facility are guaranteed by the Company solely to the extent of the amount outstanding from time to time under the Facility from LCC to the Company and any payments made by the Company under its guaranty shall reduce its outstanding obligations under such Facility on a dollar-for-dollar basis. Any payments of principal by the Company under the Facility must be used to prepay any outstanding loans under the LCC credit facility with Chase and the amount available under such credit facility shall be permanently reduced by the amount of such prepayment. As of December 31, 1999, LCC has $4.5 outstanding under the credit facility with Chase, with approximately $18 million remaining available for draw.

7. INCOME TAXES

     The Company files a consolidated tax return with LCC. At December 31, 1999, there were no tax-related balances due to or from the Company and LCC. The consolidated amount of current and deferred expenses or benefit is allocated to members of the consolidated group based on the application of SFAS No. 109 to the separate taxable income (loss) of each member of the group.

     At December 31, 1999, the Company had cumulative net operating loss carryforwards ("NOLs") of approximately $9.9 million. The NOLs, if unused, will expire between 2012 and 2013. As noted below, the tax effect of the NOLs gave rise to the majority of the deferred tax assets at December 31, 1999. As of December 31, 1999, there were no other significant temporary differences giving rise to a deferred tax asset or liability. The sale by the Company of its assets (Note 12) should allow the Company to utilize its net operating losses.

                           MICROCELL MANAGEMENT, INC.

Deferred tax assets:
  Net operating loss carryforwards..........................  $3,968,763
  Capitalization of interest................................     196,233
  Deferred rent liability...................................     112,071
  Other temporary differences...............................      58,400
                                                              ----------
          Total deferred tax assets.........................   4,335,467
                                                              ----------
Deferred tax liabilities:
  Depreciation of rental towers.............................     613,341
  Other temporary differences...............................       1,341
                                                              ----------
          Total deferred tax liabilities....................     614,682
                                                              ----------
          Net deferred tax asset............................  $3,720,785
                                                              ==========

     The provision for income taxes for the year ended December 31, 1999 consisted of the following:

Current.....................................................  $       --
Deferred:
  Federal...................................................   3,005,274
  State.....................................................     715,511
                                                              ----------
          Total.............................................  $3,720,785
                                                              ==========

     A reconciliation between the provision for income taxes and the amount computed by applying the federal statutory rate for the year ended December 31, 1999 is as follows:

Benefit at federal statutory rate...........................  $(1,501,912)
State tax benefit...........................................     (208,468)
Other.......................................................       42,581
Change in valuation allowance for net deferred tax assets...   (2,052,986)
                                                              -----------
          Total.............................................  $(3,720,785)
                                                              ===========

8. RELATED PARTY TRANSACTIONS

     The Company has entered into agreements with LCC for the provision of radio frequency engineering and program management services. Costs incurred during the year ended December 31, 1999 for services provided by LCC were approximately $337,000, all of which has been capitalized and is recorded as property and equipment in the accompanying balance sheet. Accounts payable to LCC for services provided were $117,000 at December 31, 1999. Also, LCC provides funds for the Company's operations, including payroll expenses and payment of accounts payable. All amounts advanced to the Company are accounted for as draws on the outstanding revolving credit facility agreement with LCC (see Note 6).

                           MICROCELL MANAGEMENT, INC.

9. TENANT LEASES

     The Company leases space on its various tower properties to tenants, which generally have initial terms of 3 to 15 years and generally include multiple options to renew under similar terms at the option of the lessee. Certain of the leases provide for scheduled increases to base rent. Revenue under such leases is recognized on a straight-line basis over the initial term of the lease. Minimum future rents for tenant leases as of December 31, 1999 are as follows:

2000........................................................  $ 4,356,216
2001........................................................    4,430,524
2002........................................................    4,434,217
2003........................................................    4,169,330
2004........................................................    2,936,949
Thereafter..................................................   14,443,616
                                                              -----------
                                                              $34,770,852
                                                              ===========

10. COMMITMENTS AND CONTINGENCIES

     In December 1997, the Company entered into a five-year noncancelable operating lease for office space in Laurel, Maryland. In July 1998, the Company entered into a second lease for additional office space with terms designed to coincide with those of the first lease. Minimum future rental payments under the lease as of December 31, 1999 are as follows:

2000........................................................  $132,678
2001........................................................   137,913
2002........................................................   143,328
2003........................................................    11,982
2004........................................................        --
                                                              --------
          Total                                               $425,901
                                                              ========

     Rental expense incurred under these leases during 1999 was approximately $121,000.

     The Company also leases the land on which it purchases or builds towers. These operating leases expire over various terms from 5 to 11 years. Many of these leases contain renewal options with specified increases in lease payments upon exercise of the renewal option at the option of the Company. Certain of the ground leases provide for scheduled increases to base ground rent. Expense under such leases is recognized on a straight-line basis over the initial term of the lease.

     Minimum future rental payments under ground leases as of December 31, 1999 are as follows:

2000........................................................  $1,087,549
2001........................................................   1,099,491
2002........................................................   1,065,319
2003........................................................     827,055
2004........................................................     369,453
Thereafter..................................................     568,333
                                                              ----------
                                                              $5,017,200
                                                              ==========

     Rental expense incurred under ground leases during 1999 was approximately $967,000 and is included in direct tower costs on the statement of operations.

     On February 12, 1999, the minority shareholders filed a suit against the Company, the directors appointed by LCC to the Company's Board and LCC seeking rescission of the shareholders' agreement between LCC and the

                           MICROCELL MANAGEMENT, INC.

minority shareholders, the appointment of a custodian or receiver and unspecified monetary damages. On February 16, 1999, the plaintiffs filed a motion to expedite and a motion for appointment of a receiver or custodian. The suit alleges breach of a fiduciary duty to ensure the Company's financial health, usurping corporate opportunities, waste of the Company's assets, tortuous interference with the Company's prospective business relations, and violations of the shareholders' agreement. The Company and LCC have filed a motion to dismiss. In connection with the sale of the Company towers to Pinnacle Towers Inc., the partners settled all pending litigation, and all claims were dismissed with prejudice on March 7, 2000 (see Note 12).

11. SALE OF COMPANY

     On February 15, 2000, Microcell Management, Inc., a subsidiary of LCC International, Inc., and LLC entered into a Settlement and Release Agreement ("Settlement Agreement") with the minority shareholders of Microcell. Pursuant to the Settlement Agreement, the 16.25% minority shareholder interest was redeemed for approximately $4.2 million. Pursuant also to the Settlement Agreement, the pending litigation involving LCC, Microcell, and the minority shareholders was settled and dismissed with prejudice. As a result of the redemption, Microcell became a wholly owned subsidiary of the Company.

     On March 3, 2000, Microcell completed the initial closing of the sale of its telecommunication tower portfolio to Pinnacle Towers Inc. ("Pinnacle") pursuant to an Asset Purchase Agreement between Pinnacle and Microcell. Pursuant to the Asset Purchase Agreement, Microcell agreed to sell up to 197 tower sites owned or to be constructed by Microcell for a total purchase of $80 million in cash payable when the sites are conveyed to Pinnacle. At the initial closing, 134 tower sites were conveyed to Pinnacle for proceeds of $56.7 million. As a part of the sale transaction, Microcell and Pinnacle entered into a Master Antenna Site Lease pursuant to which Microcell has agreed to lease, until December 31, 2002, the unoccupied space on each telecommunication tower sold to Pinnacle. Microcell and Pinnacle have also entered into a Tower Services Agreement pursuant to which Microcell will provide Pinnacle with site audit, maintenance, and program management services regarding site improvements and capacity upgrades for an initial 204 sites and additional sites for which Pinnacle deems the services are necessary. The Services Agreement provides for minimum annual payments to Microcell of $10.0 million for project management and site audit services; it also provides for approximately $1.0 million per year for maintenance services based on the current number of sites as to which Microcell has been engaged.